Exhibit 10.52

EXECUTION VERSION

AMENDMENT NO. 1 TO INTELLECTUAL PROPERTY LICENSE AGREEMENT

THIS AMENDMENT NO. 1 TO INTELLECTUAL PROPERTY LICENSE AGREEMENT (this “Amendment”), entered into this 28th day of November, 2011, is made by and between the undersigned and amends that certain Intellectual Property License Agreement, dated as of October 1, 2008 (the “License Agreement”), by and between ADA-ES, Inc. and ADA Carbon Solutions, LLC (f/k/a Crowfoot Development Company, LLC) (individually, a “Party,” and, collectively, the “Parties”). Capitalized terms used and not otherwise defined in this Amendment will have the meanings set forth in the License Agreement, including as incorporated by reference therein.

RECITALS

WHEREAS, the Parties have heretofore entered into the License Agreement and desire to amend the License Agreement in accordance with Section 7.3 thereof as more fully set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1. Amendments. The License Agreement is hereby amended as follows:

(a) Section 1.1 of the License Agreement is hereby amended by adding the following definitions such that the new definitions are incorporated in alphabetical order:

“Expanded Field” means the manufacture, production or formulation of (i) activated carbon or (ii) any activated carbon/additive mixture, in the case of (i) and (ii), for any market other than the Field.

“New Expanded Field IP” means the Intellectual Property of Licensor and its Affiliates other than Excluded Affiliates acquired or developed during the Future Licensing Period that (i) could have been used, (ii) was used or (iii) based on any future change in circumstance (such as a technological improvement), could have been used if such change in circumstance was in existence during the Future Licensing Period, in the case of (i), (ii) and (iii), in the Expanded Field. For the avoidance of doubt, the New Expanded Field IP expressly excludes any technology of Licensor for treating coal with additives prior to or in a combustion chamber for the purpose of reducing mercury emissions or other pollutant emissions from the combustion of the coal.

(b) Section 1.1 of the License Agreement is hereby amended by amending and restating the following definitions to read in their entirety as follows:

“Excluded Affiliates” means any Affiliate that is (i) a natural person, (ii) an upstream Affiliate of Licensor that holds directly or indirectly less than Fifty

Percent, or (iii) a downstream Affiliate of Licensor of which Licensor holds directly or indirectly less than Fifty Percent, including Clean Coal Solutions, LLC and its subsidiaries. “Fifty Percent” means 50% of the total number of outstanding common or other equity interests (however denominated) of such Person, 50% of the total voting power of all outstanding equity interests of such Person which are entitled to vote in the election of directors, managers or other persons performing similar functions for and on behalf of such Person, 50% of the dividends paid and other distributions made by such Person prior to liquidation or 50% of the assets of such Person or proceeds from the sale thereof upon liquidation.

“Future Licensing Period” means the period commencing after the Closing and ending on November 28, 2011.

“Licensed Intellectual Property” means (i) the Intellectual Property of Licensor and its Affiliates as of the Closing used or held for use in connection with the Business or otherwise relating to the ADA-ES Contributed Assets and/or the Underlying Assets, including (x) the Intellectual Property listed on Schedule A attached hereto, and (y) After-Filed Patents, (ii) the New IP and (iii) the New Expanded Field IP; provided, however, that “Licensed Intellectual Property” shall not include any (A) Transferred Intellectual Property, or (B) any Trademarks.

None of the definitions in paragraphs (a) or (b) of this Amendment shall be relied upon by any Party to this Amendment or the License Agreement to construe or otherwise interpret any other definition in the License Agreement.

(c) Section 2.1 of the License Agreement is hereby amended and restated in its entirety to read as follows:

Effective as of the Closing, on the terms and conditions set forth herein, Licensor hereby grants to Licensee and its Affiliates a perpetual, worldwide, royalty-free, fully paid up, exclusive license to use the Licensed Intellectual Property (other than the New IP and the New Expanded Field IP) in the Field. Effective as of the Closing, on the terms and conditions set forth herein, Licensor hereby grants to Licensee and its Affiliates a perpetual, worldwide, royalty-free, fully paid up, non-exclusive license to use the Licensed Intellectual Property (other than the New IP and the New Expanded Field IP) in the Expanded Field. Effective as of the date of acquisition or development of any New IP, on the terms and conditions set forth herein, Licensor hereby grants to Licensee and its Affiliates a perpetual, worldwide, royalty-free, fully paid up, exclusive license to use such New IP in connection with the Field. Effective as of the date of acquisition or development of any New IP or New Expanded Field IP, on the terms and conditions set forth herein, Licensor hereby grants to Licensee and its Affiliates a perpetual, worldwide, royalty-free, fully paid up, non-exclusive license to use such New IP and New Expanded Field IP in connection with the Field and the Expanded Field. The foregoing licenses include the right (a) to make, have made, use, import, export, distribute, offer to sell and sell products under the Licensed Intellectual Property, and (b) to publish, display, reproduce, copy, modify, improve, create derivative works of, enhance, and otherwise exploit such Licensed Intellectual Property. Licensee and its Affiliates may sublicense the Licensed Intellectual Property (x) to any Person owning a Project (each, a “Project Company”) and (y) solely as is reasonably necessary in connection with (A) the receipt of goods and services by, or (B) the use of activated carbon sold or otherwise transferred by, Licensee, any of its Affiliates and/or any Project Company, but are not otherwise sublicensable. Licensor shall promptly advise Licensee in writing of any acquisition or development of any New IP. For the avoidance of doubt, nothing in this Agreement shall prohibit Licensor from using the Licensed Intellectual Property for applications or other uses that are outside the Field.

(d) Section 2.2 of the License Agreement is hereby amended by deleting the last sentence of such section and replacing it with the following:

Licensee shall have the right to commence, on or prior to November 28, 2012, upon reasonable notice to Licensor and during normal business hours, a confidential audit and inspection of the books and records of Licensor and its Affiliates (other than Excluded Affiliates) (and to make confidential copies thereof) relating to the acquisition and development of New IP, Additional IP and New Expanded Field IP, and, in connection therewith, shall be provided on a confidential basis (at Licensee’s option, either in electronic (to the extent available) or hard copy) (i) copies of all documentation that is in Licensor’s or any of its Affiliate’s (other than Excluded Affiliates) possession or control and constitutes such Licensed Intellectual Property and/or is reasonably necessary for the use of such Licensed Intellectual Property and (ii) tangible embodiments of such Licensed Intellectual Property (including copies of all Software included in such Licensed Intellectual Property) that is in Licensor’s or any of its Affiliate’s (other than Excluded Affiliates) possession or control; provided, however, that if any Member of Licensee is a Competitor, no such right of audit shall apply. For the avoidance of doubt, any confidential information provided to Licensee pursuant to this Section 2.2 shall be subject to Article V and may be provided to Licensee’s Affiliates, directors, officers, employees, agents, auditors, consultants, financial advisors, financing sources (whether actual or potential) and permitted sublicensees, in each case, subject to Article V.

(e) Section 2.3(a) of the License Agreement is hereby amended by deleting the words “last sentence” from the last sentence of such subsection and adding the following sentence to the end of such subsection:

For the avoidance of doubt, any confidential information provided to Licensee pursuant to this Section 2.3(a) shall be subject to Article V and may be provided to Licensee’s Affiliates, directors, officers, employees, agents, auditors, consultants, financial advisors, financing sources (whether actual or potential) and permitted sublicensees, in each case, subject to Article V.

(f) Section 2.3 of the License Agreement is hereby amended by adding the following subsection (d):

(d) The Parties agree that, notwithstanding anything to the contrary in this Section 2.3, any license to use Additional IP entered into between the Parties pursuant to this Section 2.3 will provide that the Licensee and its Affiliates may sublicense the Licensed Intellectual Property (x) to any Project Company and (y) solely as reasonably necessary in connection with (A) the receipt of goods and services by, or (B) the use of activated carbon sold or otherwise transferred by, Licensee, any of its Affiliates and/or any Project Company, but is not otherwise sublicensable.

(g) A new Section 2.4 of the License Agreement is hereby added as follows:

Section 2.4 No Alteration of Rights. The license granted with respect to the New Expanded Field IP pursuant to Section 2.1 in no way expands, limits or otherwise alters the rights and obligations of the Parties pursuant to Section 2.3.

(h) Section 6.1 of the License Agreement is hereby amended by deleting the heading and the first sentence of such section and replacing it with the following:

Section 6.1 Warranties and Excluded Warranties. LICENSOR WARRANTS THAT: (A) IT HAS THE RIGHT TO GRANT THE LICENSES AND RIGHTS GRANTED HEREIN AND TO ENTER INTO THIS AGREEMENT; (B) THAT DURING THE FUTURE LICENSING PERIOD IT HAS NOT SOLD, ASSIGNED OR TRANSFERRED ANY LICENSED INTELLECTUAL PROPERTY TO AN EXCLUDED AFFILIATE OTHER THAN LICENSEE; AND (C) ITS ONLY DOWNSTREAM EXCLUDED AFFILIATES DURING THE FUTURE LICENSING PERIOD ARE CLEAN COAL SOLUTIONS, LLC, CLEAN COAL SOLUTIONS SERVICES, LLC, LICENSEE AND EACH OF THEIR RESPECTIVE DIRECT AND INDIRECT SUBSIDIARIES.

The remainder of Section 6.1 is unchanged.

(i) Section 7.13 of the License Agreement is hereby amended and restated in its entirety to read as follows:

Section 7.13 Binding on Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties and Licensee’s Affiliates and permitted sublicensees, and their respective successors and permitted assigns including, without limitation, an Excluded Affiliate if, and to the extent, it succeeds to Licensor’s ownership rights in or to use any Licensed Intellectual Property; .

(j) The address of Licensee in Section 7.1 of the License Agreement is hereby amended and restated in its entirety to read as follows:

ADA Carbon Solutions, LLC

8100 SouthPark Way

Unit A-2

Littleton, Colorado 80120

Facsimile No.: (303) 734-0330

Attention: General Counsel

and concurrently to:

ADA Carbon Solutions, LLC

c/o Energy Capital Partners, LLC

51 John F. Kennedy Parkway

Suite 200

Short Hills, New Jersey 07078

Facsimile No.: (973) 671-6101

Attn: Tyler Reeder, Vice President

CC: General Counsel

with a copy (which shall not constitute notice to Licensee), to:

Fox Rothschild LLP

997 Lenox Drive

Building 3

Lawrenceville, New Jersey 08543-5231

Facsimile No.: (609) 896-1469

Attn: Jonathan R. Lagarenne

with a copy (which shall not constitute notice to Licensee), to:

Latham & Watkins LLP

885 Third Avenue

New York, New York 10022-4834

Facsimile No.: (212) 751-4864

Attn: David B. Rogers & David A. Kurzweil

(k) Article VII of the License Agreement is hereby amended by adding the following Section 7.14:

Section 7.14 Licensed Rights. The Parties acknowledge and agree that any and all rights licensed pursuant to this Agreement shall be deemed to be a license of rights to “intellectual property” as defined under §101 of the U.S. Bankruptcy Code and, in connection therewith, §365(n) of the U.S. Bankruptcy Code shall be implicated by any rejection or proposed rejection of this Agreement in any bankruptcy proceeding.

2. Effectiveness of this Amendment. This Amendment is effective immediately; provided, however, that if that certain Settlement Agreement executed substantially concurrently with this Amendment by and among certain parties to American Arbitration Association arbitration Case No. 30-192-Y-00718-09 is rendered null and void ab initio pursuant to Section 9(a) thereof, this Amendment shall be null and void ab initio, no Party shall have any rights or obligations hereunder and the License Agreement shall be deemed to have never been amended and shall remain in full force and effect.

3. Miscellaneous.

(a) Except as specifically amended by this Amendment, the terms and conditions of the License Agreement shall remain in full force and effect.

(b) This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware applicable to a contract executed and performed in such State, without giving effect to conflicts of laws principles (whether of the State of Delaware or otherwise) that would result in the application of the laws of any other state.

(c) This Amendment may be executed in any number of counterparts, any of which may be delivered via facsimile or PDF, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument.

(d) Each Party hereto agrees to execute and deliver, or cause to be executed and delivered, such further instruments or documents or take such other actions as may be reasonably necessary to consummate the transactions contemplated by this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment, effective as of the date first written above.

ADA-ES, INC.

By:	/s/ C. Jean Bustard
Name: C. Jean Bustard
Title: Chief Operating Officer

ADA CARBON SOLUTIONS. LLC

By:
Name: Peter O. Hansen
Title: General Counsel

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO INTELLECTUAL PROPERTY LICNESE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have executed this Amendment, effective as of the date first written above.

ADA-ES, INC.

By:
Name:
Title:

ADA CARBON SOLUTIONS, LLC

By:	/s/ Peter O. Hansen
Name: Peter O. Hansen
Title: General Counsel

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO INTELLECTUAL PROPERTY LICNESE AGREEMENT]